Exhibit 5.1

                      Jenkens & Gilchrist Parker Chapin LLP


                              THE CHRYSLER BUILDING          AUSTIN, TEXAS
                               405 LEXINGTON AVENUE         (512) 499-3800
                             NEW YORK, NEW YORK 10174      CHICAGO, ILLINOIS
                                                            (312) 425-3900
                                  (212) 704-6000             DALLAS, TEXAS
                             FACSIMILE (212) 704-6288       (214) 855-4500
                                                            HOUSTON, TEXAS
                                 www.jenkens.com            (713) 951-3300
                                                        LOS ANGELES, CALIFORNIA
                                                            (310) 820-8800
                                                          SAN ANTONIO, TEXAS
                                                            (210) 246-5000
                                                           WASHINGTON, D.C.
                                                            (202) 326-1500

                                  June 20, 2001

ICOA, Inc.
111 Airport Road
Warwick, RI 02889


Dear Sir or Madam:

         We have acted as special counsel to ICOA, Inc., a Nevada corporation (the "Company"), in connection with its filing of its registration statement on Form SB-2 (File No. 333-61880) (the "Registration Statement"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offering of 62,857,146 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company. Reference is made to the notes and warrants issued on May 14, 2001 and June 13, 2001 (the "Issued Notes" and the "Issued Warrants") pursuant to the subscription agreements between the Company and Laurus Master Fund, Ltd., dated as of May 14, 2001 and June 13, 2001 (the "Subscription Agreements").

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, and (iii) resolutions of the Company's board of directors relating to the authorization of the Subscription Agreements, the issuance of the Issued Notes and the Issued Warrants and the issuance of the shares of Common Stock issuable upon conversion of the

ICOA, Inc.
June 20, 2001
Page 2

Issued Notes and upon exercise of the Issued Warrants. We have also reviewed such other matters of law and examined and relied upon such other corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company and the representations and warranties of the Company contained in the Subscription Agreements.

         Based upon and subject to the foregoing, we are of the opinion that 62,657,146 shares of Common Stock issuable upon conversion of the Issued Notes and exercise of the Issued Warrants, in accordance with the terms of the Subscription Agreements, the Issued Notes and the Issued Warrants, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-B promulgated under the Act.


                                                              Very truly yours,

                                                          /S/JENKENS & GILCHRIST
                                                              PARKER CHAPIN LLP

                                                             JENKENS & GILCHRIST
                                                              PARKER CHAPIN LLP

ICOA, Inc.
June 20, 2001
Page 3


                                   Schedule I

                                List of Investors


Laurus Master Fund, Ltd.